SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               November 10, 2003
                               -----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                           OMNI MEDICAL HOLDINGS, INC.
                           ---------------------------
            (Exact Name of Registrant as Specified in its Charter)

          Utah                  0-26177                 87-0425275
          ----                  -------                 ----------
     (State or other       (Commission File No.)     (IRS Employer I.D. No.)
      Jurisdiction)

                        1107 Mt. Rushmore Road, Suite 2
                        Rapid City, South Dakota 57701
                        -------------------------------
                   (Address of Principal Executive Offices)

                                (605) 718-0380
                                --------------
                         Registrant's Telephone Number

                            PIEZO INSTRUMENTS, INC.
                         4685 South Highland Dr., #202
                          Salt Lake City, Utah 84117
                        -------------------------------
         (Former Name or Former Address if changed Since Last Report)


Item 4.  Changes in Registrant's Certifying Accountant.

     Mantyla McReynolds, Certified Public Accountants, of Salt Lake City, Utah, audited our financial statements for the years ended December 31, 2002 and 2001, and reviewed our financial statements for the quarterly periods ended March 31, 2002, June 30, 2002, September 30, 2002, and March 31, 2003,
and June 30, 2003; these financial statements respectively accompanied our 10-KSB Annual Report for the year ended December 31, 2002, and our 10-QSB Quarterly Reports for the quarters ended March 31, 2002, June 30, 2002, September 30, 2002, and March 31, 2003, and June 30, 2003, which have previously been filed with the Securities and Exchange Commission.

     Following the completion of an Agreement and Plan of Reorganization (the "Agreement") between the Company, formerly known as Piezo Instruments, Inc., and Omni Medical of Nevada, Inc., a Nevada corporation ("Omni Nevada"), which was completed on or about September 5, 2003, the Company's new directors agreed that it would be in the best interest of the Company to retain the services of the certified public accountants who had been auditing the books and records of Omni Nevada prior to the completion of the Agreement.

     On November 10, 2003, the Board of Directors of the Company approved and accepted Gelfond, Hochstadt Pangburn, P.C. as the audit firm for the Company for the newly adopted fiscal year ending March 31, 2004.

     During the most recent fiscal year, and through November 10, 2003, there were no disagreements between us and Mantyla McReynolds, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     The reports of Mantyla McReynolds did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that certain issues raised substantial doubt about its ability to continue as a going concern.

     During the Company's two most recent fiscal years, and through November 10, 2003, Mantyla McReynolds has not advised us that any of the following exists or is applicable:

     (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on our management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That our Company needs to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with our financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     During the Company's two most recent fiscal years, and through November 10, 2003, we have not consulted Gelfond Hochstadt Pangburn P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

     We have provided Mantyla McReynolds with a copy of the disclosure provided under this Item of this Current Report and have advised them to provide us with a letter addressed to the Securities and Exchange Commission as to whether they agree or disagree with the disclosures made herein. A copy of their response is attached hereto and incorporated herein by this reference. See Item 7 of this Current Report.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

               None; not applicable.

          (b)  Pro Forma Financial Information.

               None; not applicable.

          (c) Exhibits.

Exhibit
Number                   Description
------                   -----------

  16                     Letter from Mantyla McReynolds

Item 8.  Change in Fiscal Year.

          In connection with the September 5, 2003, acquisition of Omni Medical of Nevada, Inc. by Piezo Instruments, Inc., the Registrant's Board of Directors elected on September 5, 2003, to retain the fiscal year end of Omni Medical of Nevada, Inc. (a March 31 fiscal year end). Thus, the fiscal year end of the Registrant was changed from December 31 to March 31. The Registrant will file a Form 10-QSB for the three and six months ended September 30, 2003 and a Form 10-KSB for the fiscal year ending March 31, 2004, within the prescribed time periods.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OMNI MEDICAL HOLDINGS, INC.



Date: 11/13/03                            By /s/ Arthur D. Lyons
      --------                            ------------------------
                                          Arthur D. Lyons
                                          Director and President